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                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF ANDREWS & KURTH L.L.P.]



                                  May 14, 2001

Board of Directors
El Paso Corporation
El Paso Building
1001 Louisiana Street
Houston, Texas 77002

Gentlemen:

                  We have acted as special counsel to El Paso Corporation, a Delaware corporation (the "Company"), in connection with (i) the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Registration Statement on Form S-3 filed by the Company with the Commission on April 27, 2001 (the "Registration Statement"), for the purpose of registering under the Act, among other securities, senior debt securities of the Company; and (ii) the preparation of a prospectus supplement (the "Prospectus Supplement") in connection with the issuance of $500,000,000 aggregate principal amount of 7.0% Senior Notes Due May 15, 2011 of the Company (the "Senior Notes").

                  In arriving at the opinions expressed below, we have examined
(i) the Certificate of Incorporation and Bylaws of the Company, as amended to date, (ii) the Registration Statement, as amended to date, including the form of prospectus included therein and the documents incorporated by reference therein, and the Prospectus Supplement, (iii) the Indenture relating to the Company's senior debt securities, dated as of May 10, 1999, as supplemented to date, including by the first five supplemental indentures thereto bearing various dates, and by a Sixth Supplemental Indenture thereto dated as of May 14, 2001 (collectively, the "Indenture") and (iv) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

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                  In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies, (iii) the authenticity of the originals of such documents and (iv) as to the forms of all documents in respect of which forms were filed with the Commission or incorporated by reference as exhibits to the Registration Statement, the conformity in all material respects of such documents to the forms thereof that we have examined. In conducting our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. We have assumed that the Notes and the Indenture, when executed, will be executed in substantially the forms reviewed by us. In addition, we have assumed the receipt by each person to whom a Note is to be issued (collectively, the "Note Holders") of a certificate for such Note or of a global certificate by the Depository Trust Company, acting as agent, and the payment for the Note so acquired, in accordance with the Registration Statement, and that the Notes are issued and sold to the Note Holders in accordance with the Registration Statement. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees, and other representatives of the Company and others. We have further assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), have become effective.

                  Based upon and subject to the foregoing and to other qualifications and limitations set forth herein, we are of the opinion that when
(i) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and has been duly executed and delivered, and (ii) the Notes have been duly executed, authenticated, issued and delivered in accordance with the Indenture and delivered and paid for as contemplated by the Registration Statement, we are of the opinion that the Notes are validly issued and constitute valid and legally binding obligations of the Company.

                  The validity and enforceability of any of the obligations of the Company in respect of the Notes are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). In addition, we express no opinion as to any provision of the Indenture that (a) relates to severability or separability or (b) relates to choice of law to the extent, if any, it purports to require disregard of mandatory choice of law rules.

                  This opinion speaks as of its date and we undertake no, and hereby disclaim any, duty to advise as to changes of fact or law coming to our attention after the delivery hereof on such date. We express no opinion other than as to the laws of the State of New York and, to the extent applicable, the federal laws of the United States of America. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus Supplement. In giving this consent we do not admit that we are "experts" under the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other person or entity without our express written consent.

                                               Very truly yours,


                                               /s/ ANDREWS & KURTH L.L.P.

1198/1580(NY only)/2698